EXHIBIT 32

CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
OF THE WARNACO GROUP, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of The Warnaco Group, Inc. (the “Company”) for the quarterly period ended July 5, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joseph R. Gromek, as Chief Executive Officer of the Company, and Lawrence R. Rutkowski, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon a review of the Report:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph R. Gromek	/s/ Lawrence R. Rutkowski

Name: Joseph R. Gromek	Name: Lawrence R. Rutkowski
Title: Chief Executive Officer	Title: Chief Financial Officer
Date: August 7, 2008	Date: August 7, 2008